                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY                                            JURISDICTION OF INCORPORATION
------------------                                            -----------------------------
EarthWeb Career Solutions, Inc.                                     Delaware
EarthWeb Knowledge Products, Inc.                                   Florida
Measure Up Inc.                                                     Georgia